UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2019

ACM Research, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38273	94-3290283
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42307 Osgood Road, Suite I
Fremont, California	94539
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 445-3700

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ACMR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:          Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☑

Item 1.01.           Entry into a Material Definitive Agreement.

On August 14, 2019, we entered into an underwriting agreement with Stifel, Nicolaus & Company, Incorporated, as representative of the several underwriters named in Schedule I thereto, whom we refer to as the Underwriters, with respect to our sale to the Underwriters of 1,785,715 shares of Class A common stock, $0.0001 par value per share, which we refer to as the Shares, together with up to 267,857 shares of Class A common stock that may be sold to the Underwriters pursuant to their exercise of an over-allotment option. The Shares and the additional shares of Class A common stock subject to the Underwriters’ over-allotment option have been registered under a registration statement on Form S-3, as amended, that was filed with, and declared effective by, the Securities and Exchange Commission.

Pursuant to the underwriting agreement, (a) we agreed to issue and sell the Shares to the Underwriters for a purchase price of $13.195 per Share at a closing scheduled to be held on August 19, 2019, and (b) the Underwriters agreed to offer the Shares to the public at a public offering price of $14.00.

The underwriting agreement contains customary representations, warranties and agreements by us, and customary conditions to closing, indemnification obligations of us and the Underwriters, including indemnification for liabilities under the Securities Act of 1933, other obligations of the parties, and termination provisions.

Pursuant to the underwriting agreement, our directors and executive officers entered into agreements in substantially the form included as an exhibit to the underwriting agreement providing for a 90-day “lock-up” period (ending on November 12, 2019) with respect to sales of our securities, subject to certain exceptions. We agreed that for a period of 90 days (ending on November 12, 2019), we will not, without the prior written consent of Stifel, Nicolaus & Company, Incorporated, offer, sell or otherwise dispose of any shares of Class A common stock, subject to certain exceptions.

The foregoing description of the underwriting agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the underwriting agreement, which is included as Exhibit 1.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.            Other Events.

Attached as Exhibit 5.01 to this Current Report on Form 8-K is the opinion of K&L Gates LLP, our corporate counsel, regarding the legality of the shares of Class A common stock to be issued in connection with the public offering.

Item 9.01.       Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit	Description

1.01	Underwriting Agreement dated August 14, 2019

5.01	Opinion of K&L Gates LLP dated August 14, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACM RESEARCH, INC.

By:	/s/ David H. Wang
David H. Wang
Chief Executive Officer and President
Dated: August 16, 2019